EXHIBIT 5




                                  May 17, 1996



Control Data Systems, Inc.
4201 Lexington Avenue North
Arden Hills, Minnesota  55126-6198

         Re:  Registration Statement on Form S-8

Ladies/Gentlemen:

     We are acting as corporate counsel to Control Data Systems, Inc. (the "Company") in connection with the original registration by the Company on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act") of options and 300,000 shares (the "Shares") of Common Stock issuable pursuant to the Company's 1992 Equity Incentive Plan (the "Plan").

     In acting as such counsel and for the purpose of rendering this opinion, we have reviewed copies of the following, as presented to us by the Company:

         1.    The Company's Certificate of Incorporation, as amended.

         2.    The Company's Bylaws, as amended.

         3. Certain corporate resolutions adopted by the Board of Directors of the Company pertaining to the adoption of the Plan.

         4.    The Plan.

         5.    The Registration Statement.

     Based on, and subject to, the foregoing and upon representations and information provided by the Company or its officers or directors, it is our opinion as of this date that:

     1. The Shares are validly authorized by the Company's Certificate of Incorporation, as amended.

     2. Upon issuance and delivery of the Shares against receipt by the Company of the consideration for the Shares pursuant to the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       FREDRIKSON & BYRON, P.A.



                                       By /s/ David C. Grorud
                                           David C. Grorud
                                           900 Second Avenue South
                                           Minneapolis, Minnesota  55402
                                           Phone: (612) 347-7032
                                           Fax: (612) 347-7077